As filed with the Securities and Exchange Commission on April 30, 2020
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TASEKO MINES LIMITED
(Exact name of each Registrant as specified in its charter) British Columbia (Province or other jurisdiction of incorporation or organization)

GIBRALTAR MINES LTD. ALEY CORPORATION CURIS RESOURCES LTD. CURIS HOLDINGS (CANADA) LTD. TASEKO HOLDINGS LTD. FLORENCE COPPER INC.
(Exact name of each Registrant as specified in its charter) British Columbia Canada British Columbia British Columbia British Columbia Nevada
(Province or other jurisdiction of incorporation or organization)

1040	Not Applicable
(Primary Standard Industrial	(I.R.S. Employer
Classification Code Number)	Identification Number)

15th Floor, 1040 West Georgia Street Vancouver, British Columbia Canada V6E 4H1 778-373-4533

(Address and telephone number of Registrants' principal executive offices)

Florence Copper Inc. 1575 West Hunt Highway Florence, Arizona United States 85132 (520) 374-3984

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Bryce Hamming, Chief Financial Officer Taseko Mines Limited 15th Floor, 1040 West Georgia Street Vancouver, British Columbia Canada V6E 4H1	Michael H. Taylor / Cory Kent McMillan LLP 1500 - 1055 West Georgia Street Vancouver, British Columbia Canada V6E 4N7

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below)

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of each class of securities	Amount to be	maximum offering	aggregate offering	Amount of
to be registered	registered(1)	price per unit(2)	price(2)	registration fee(3)
Common Shares, no par value	$359,143,800	100%	$359,143,800	$46,616.87
Warrants
Subscription Receipts
Units
Debt Securities
Guarantees(4)

(1)

Includes an indeterminate number of common shares, warrants, subscription receipts, debt securities, guarantees or any combination thereof or units of any combination thereof.  The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "U.S. Securities Act"), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)

The estimated registration fee for the securities has been calculated pursuant to Rule 457(o), and has been calculated based on the proposed maximum aggregate offering price of CDN$500,000,00 converted into U.S. dollars based on the closing exchange rate on April 29, 2020, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of US$1.00 = CDN$1.3922.  Based on the SEC's registration fee of $129.80 per $1,000,000 of securities registered.

(4)

Guarantees by Gibraltar Mines Ltd., Aley Corporation, Curis Resources Ltd., Curis Holdings (Canada) Ltd., Taseko Holdings Ltd. and Florence Copper Inc. of the Debt Securities (and guarantees of such guarantees by Taseko Mines Limited) being registered on Form F-10 hereunder are to be sold without separate consideration. Pursuant to Rule 457(n), no separate filing fee is payable with regard to the Guarantees.

Each Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada, except Quebec, but has not yet become final for the purpose of the sale of securities.  Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended.  The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form prospectus is a base shelf prospectus.  This short form base shelf prospectus has been filed under legislation in all the provinces of Canada, except Quebec, that permit certain information about these securities to be determined after the short form base shelf prospectus has become final and that permit the omission of that information from this prospectus.  The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the "SEC").  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any U.S. state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such U.S. state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.  This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Taseko Mines Limited, 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1 (Telephone 778-373-4533) (Attn: the Corporate Secretary), and are also available electronically at www.sedar.com.

SUBJECT TO COMPLETION DATED APRIL 29, 2020

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 29, 2020

$500,000,000

Common Shares
Warrants
Subscription Receipts
Debt Securities

Units

This short form base shelf prospectus (the "Prospectus") relates to the offering for sale of common shares (the "Common Shares"), warrants (the "Warrants"), subscription receipts (the "Subscription Receipts"), debt securities (the "Debt Securities"), or any combination of such securities (the "Units") (all of the foregoing, collectively, the "Securities") by Taseko Mines Limited (the "Company" or "Taseko") from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to $500,000,000.  The Securities may be offered in amounts at prices to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a "Prospectus Supplement").  In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company.  The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Company's outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the "TSX") under the trading symbol "TKO", on the NYSE American, formerly NYSE MKT (the "NYSE American") under the trading symbol "TGB", and on the London Stock Exchange (the "LSE") under the trading symbol "TKO".  The closing price of the Company's Common Shares on the TSX and NYSE American on April 28, 2020, and on the LSE on April 29, 2020, being the trading session on the last trading day before the date of the Prospectus, was $0.44 per Common Share, US$0.316 per Common Share and GB£0.275 per Common Share, respectively.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (the "MJDS"), to prepare this Prospectus in accordance with Canadian disclosure requirements.  Prospective investors should be aware that such requirements are different from those of the United States.  Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and may not be comparable to financial statements of United States companies.  Our financial statements are subject to audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and our auditor is subject to both Canadian auditor independence standards and the auditor independence standards of the PCAOB and the United States Securities and Exchange Commission ("SEC").

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that all of the experts named in the registration statement are not residents of the United States, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

Investing in Securities of the Company involves a high degree of risk.  You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and any Prospectus Supplement and consider such risks in connection with an investment in such Securities.  See "RISK FACTORS".

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada.  Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.  Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities with respect to a particular offering will be set out in one or more Prospectus Supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants, the number of Warrants offered, the offering price, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares or Warrants, as the case may be, and any other specific terms; (iv) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption, any exchange or conversion terms, whether the debt is senior, senior subordinated or subordinated, whether the debt is secured or unsecured and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Subscription Receipts or Debt Securities comprising the Units.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

In addition, the Debt Securities that may be offered may be guaranteed by certain direct and indirect subsidiaries of Taseko with respect to the payment of the principal, premium, if any, and interest on the Debt Securities.  The Company expects that any guarantee provided in respect of senior Debt Securities would constitute a senior and unsecured obligation of the applicable guarantor.  For a more detailed description of the Debt Securities that may be offered, see "Description of Securities - Debt Securities - Guarantees", below.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplement(s) that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements is available or has been obtained.  Each Prospectus Supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.  Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company's Securities.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers, directly to one or more other purchasers, or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities, including, to the extent applicable, the proceeds to us and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution.  In connection with any offering of the Securities, other than an "at-the-market distribution" (as defined under applicable Canadian securities legislation) unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transaction, if commenced, may be interrupted or discontinued at any time.  See "Plan of Distribution".

No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

Alexander Morrison, a director of the Company, and Dan Johnson, P.E., who is named as an expert herein, reside outside of Canada.  Each of Mr. Morrison and Mr. Johnson has appointed McMillan LLP, located at Suite 1500 - 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7, as his agent for service of process in British Columbia.  Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any such person, even though they have each appointed an agent for service of process.

Unless otherwise disclosed in any applicable Prospectus Supplement, the Debt Securities, the Warrants, the Subscription Receipts and the Units will not be listed on any securities exchange.  Unless the Securities are disclosed to be listed, there will be no market through which these Securities may be sold and purchasers may not be able to resell these Securities purchased under this Prospectus.  This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

The head office of the Company is located at 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1.  The registered office of the Company is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

v

You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement.  The Company has not authorized anyone to provide you with different information.  The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to "we", "our", "us", "Taseko" or the "Company" refer to Taseko Mines Limited and each of its subsidiaries.

C-1

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference into this Prospectus documents that we have filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC.  You may obtain copies of the documents incorporated herein by reference without charge from Taseko Mines Limited, 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1 (Telephone 778-373-4533) Attn: the Corporate Secretary.  These documents are also available electronically from the website of Canadian Securities Administrators at www.sedar.com ("SEDAR") and from the EDGAR filing website of the United States Securities Exchange Commission at www.sec.gov ("EDGAR").  The Company's filings through SEDAR and EDGAR are not incorporated by reference in the Prospectus except as specifically set out herein.

The following documents filed with the securities regulatory authorities in the jurisdictions in Canada in which the Company is a reporting issuer are specifically incorporated by reference into and, except where herein otherwise provided, form an integral part of, this Prospectus:

  our annual information form for the year ended December 31, 2019, dated as at March 30, 2020 and filed on March 30, 2020 (the "2019 AIF");

  our audited consolidated financial statements for the years ended December 31, 2019 and 2018 together with the report of the independent auditor thereon, filed February 20, 2020;

  our management's discussion and analysis for the year ended December 31, 2019, filed February 20, 2020 (the "2019 Annual MD&A");

  our unaudited interim consolidated financial statements for the three months ended March 31, 2020 and 2019, filed April 29, 2020 (the "Interim Financial Statements");

  our management's discussion and analysis for the three months ended March 31, 2020 and 2019, filed April 29, 2020 (the "Interim MD&A"); and

  our management information circular dated May 1, 2019 distributed in connection with the annual meeting of shareholders held on June 13, 2019.

In addition, we also incorporate by reference into this Prospectus any document of the types referred to in the preceding paragraph (excluding press releases and confidential material change reports) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44- 101 - Short Form Prospectus Distributions that are filed by us with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement.  As discussed below, this Prospectus may expressly update or revise any document incorporated by reference and such document should be deemed so amended or updated hereby.

To the extent that any document or information incorporated by reference into the Prospectus is included in any report on Form 6-K, Form 40-F, or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which the Prospectus forms a part.  In addition, we may incorporate by reference into the Prospectus, or the registration statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), if and to the extent expressly provided therein.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of our financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon condensed consolidated interim financial statements and the accompanying management's discussion and analysis of financial condition and results of operations being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management's discussion and analysis of financial condition and results of operations filed prior to such new condensed consolidated interim financial statements and management's discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements has been obtained.  A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.  Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company's Securities.

Any template version of any "marketing materials" (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

FORWARD LOOKING STATEMENTS

The Prospectus, including the documents incorporated by reference, contain forward-looking statements and forward-looking information (collectively referred to as "forward-looking statements") which may not be based on historical fact, including without limitation statements regarding our expectations in respect of future financial position, business strategy, future production, reserve potential, exploration drilling, exploitation activities, events or developments that we expect to take place in the future, projected costs and plans and objectives.  Often, but not always, forward-looking statements can be identified by the use of the words "believes", "may", "plan", "will", "estimate", "scheduled", "continue", "anticipates", "intends", "expects", and similar expressions.

Such statements reflect our management's current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and known or unknown risks and contingencies.  Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others:

  uncertainties about the future market price of copper and the other metals that we produce or may seek to produce;

  changes in general economic conditions, the financial markets and in the demand and market price for our input costs, such as diesel fuel, steel, concrete, electricity and other forms of energy, mining equipment, and fluctuations in exchange rates, particularly with respect to the value of the U.S. dollar and Canadian dollar, and the continued availability of capital and financing;

  uncertainties about the effect of COVID-19, and the response of local, provincial, federal and international governments to the threat of COVID-19, on our operations (including our suppliers, customers, supply chain, employees and contractors) and economic conditions generally and in particular with respect to the demand for copper and other metals we produce;

  inherent risks associated with mining operations;

  the risk of inadequate insurance or inability to obtain insurance to cover mining risks;

  uncertainties related to the accuracy of our estimates of mineral reserves (as defined below), mineral resources (as defined below), production rates and timing of production, future production and future cash and total costs of production and milling;

  uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns from a mining project;

  the availability of, and uncertainties relating to the development of, additional financing and infrastructure necessary for the development of our projects;

  our ability to comply with the extensive governmental regulation to which our business is subject;

  uncertainties related to the ability to obtain necessary title, licenses and permits for Future Development Projects (as defined below) and project delays due to third party opposition;

  uncertainties related to First Nations claims and consultation issues;

  uncertainties related to unexpected judicial or regulatory proceedings;

  changes in, and the effects of, the laws, regulations and government policies affecting our exploration and development activities and mining operations, particularly laws, regulations and policies;

  our dependence solely on our 75% interest in Gibraltar (as defined below) for revenues;

  our ability to extend existing concentrate off-take agreements or enter into new agreements;

  environmental issues and liabilities associated with mining including processing and stock piling ore;

  labor strikes, work stoppages, or other interruptions to, or difficulties in, the employment of labor in markets in which we operate mines, or environmental hazards, industrial accidents, equipment failure or other events or occurrences, including third party interference that interrupt the production of minerals in our mines;

  litigation risks and the inherent uncertainty of litigation;

  the capital intensive nature of our business both to sustain current mining operations and to develop any new projects;

  our reliance upon key personnel;

  the competitive environment in which we operate;

  the effects of forward selling instruments to protect against fluctuations in copper prices;

  the risk of changes in accounting policies and methods we use to report our financial condition, including uncertainties associated with critical accounting assumptions and estimates; and

  risks related to our indebtedness; and
  other risks detailed from time-to-time in our annual information forms, annual reports, MD&A, quarterly reports and material change reports filed with and furnished to securities regulators, and those risks which are discussed under the heading "Risk Factors".

Such information is included, among other places, in this Prospectus under the headings "The Company", "Use of Proceeds", "Risk Factors", in our 2019 AIF under the headings "Description of Business" and "Risk Factors" and in our 2019 Annual MD&A and Interim MD&A, each of which documents are incorporated by reference into this Prospectus.

Should one or more of these risks and uncertainties materialize, or should underlying factors or assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements.  Material factors or assumptions involved in developing forward-looking statements include, without limitation, that:

  the price of copper and other metals will not decline significantly or for a protracted period of time;

  our mining operations will not experience any significant production disruptions that would materially affect revenues;

  grades and recoveries at Gibraltar and Florence remain consistent with current mine plans;

  the Production Test Facility at Florence performs as designed;

  there are no changes to any existing agreements or relationships with affected First Nations groups which would materially and adversely impact our operations;

  there are no adverse regulatory changes affecting any of our operations;

  exchange rates, prices of key consumables, costs of power, labour, material costs, supplies and services, and other cost assumptions at our projects are not significantly higher than prices assumed in planning;

  our mineral reserve and resource estimates and the assumptions on which they are based, are accurate;

  COVID-19, and the response of governments thereto, will not result in a material slow down or stoppage of our mining operations, disrupt our permitting activities or the timing of the response of government agencies to our permitting activities; and

  we will have sufficient working capital and be able to secure additional funding necessary for the development and continued advancement of our operations and projects.

These factors should be considered carefully and readers are cautioned not to place undue reliance on the forward-looking statements.  Readers are cautioned that the foregoing list of risk factors is not exhaustive and it is recommended that prospective investors consult the more complete discussion of risks and uncertainties facing the Company included in the Prospectus.  See "Risk Factors" for a more detailed discussion of these risks.

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on the information available to us on the date such statements were made, no assurances can be given as to future results, approvals or achievements.  The forward-looking statements contained in the Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement.  We disclaim any duty to update any of the forward-looking statements after the date of the Prospectus to conform such statements to actual results or to changes in our expectations except as otherwise required by applicable law.

GLOSSARY OF CERTAIN TECHNICAL TERMS

This Prospectus uses the certain technical terms presented below as they are defined in accordance with the CIM Definition Standards on Mineral Resources and Reserves (the "2014 CIM Definition Standards") adopted by the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM Council").  Unless otherwise indicated, all reserve and resource estimates contained in or incorporated by reference in this Prospectus have been prepared in accordance with the CIM Standards, as required by Canadian National Instrument 43-101.  The following definitions are reproduced from the latest version of the CIM Standards, which were adopted by the CIM Council on May 10, 2014:

feasibility study

A comprehensive technical and economic study of the selected development option for a mineral project that includes appropriately detailed assessments of applicable modifying factors together with any other relevant operational factors and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is reasonably justified (economically mineable).  The results of the study may reasonably serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project.  The confidence level of the study will be higher than that of a pre-feasibility study.

indicated mineral resource

That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit.  Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation.  An indicated mineral resource has a lower level of confidence than that applying to a measured mineral resource and may only be converted to a probable mineral reserve.

inferred mineral resource

That part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling.  Geological evidence is sufficient to imply but not verify geological and grade or quality continuity.  An inferred mineral resource has a lower level of confidence than that applying to an indicated mineral resource and must not be converted to a mineral reserve.  It is reasonably expected that the majority of inferred mineral resources could be upgraded to indicated mineral resources with continued exploration.

measured mineral resource

That part of a mineral resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of modifying factors to support detailed mine planning and final evaluation of the economic viability of the deposit.  Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation.  A measured mineral resource has a higher level of confidence than that applying to either an indicated mineral resource or an inferred mineral resource.  It may be converted to a Proven Mineral reserve or to a probable mineral reserve.

mineral reserve

The economically mineable part of a measured and/or indicated mineral resource.  It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at pre-feasibility or Feasibility level as appropriate that include application of modifying factors.  Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified.  The reference point at which mineral reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated.  It is important that, in all situations where the reference point is different, such as for a saleable product, a clarifying statement is included to ensure that the reader is fully informed as to what is being reported. The public disclosure of a mineral reserve must be demonstrated by a pre-feasibility study or feasibility study.

mineral resource

A concentration or occurrence of solid material of economic interest in or on the Earth's crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction.  The location, quantity, grade or quality, continuity and other geological characteristics of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling.

modifying factors

Considerations used to convert mineral resources to mineral reserves.  These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.

NI 43-101	Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects, as adopted by the Canadian Securities Administrators.
pre-feasibility study

A comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined.  It includes a financial analysis based on reasonable assumptions on the modifying factors and the evaluation of any other relevant factors which are sufficient for a Qualified Person, acting reasonably, to determine if all or part of the mineral resource may be converted to a mineral reserve at the time of reporting.  A pre-feasibility is at a lower confidence level than a feasibility study.

probable mineral reserve

The economically mineable part of an Indicated, and in some circumstances, a measured mineral resource.  The confidence in the modifying factors applying to a probable mineral reserve is lower than that applying to a proven mineral reserve.

proven mineral reserve	The economically mineable part of a measured mineral resource. A proven mineral reserve implies a high degree of confidence in the modifying factors.

In addition, we use the following defined terms in this Prospectus:

BCBCA	Business Corporations Act (British Columbia).
Exchange Act	The United States Securities Exchange Act of 1934, as amended.
NI 43-101	Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects, as adopted by the Canadian Securities Administrators.
SEC	The United States Securities and Exchange Commission.
U.S. Securities Act	The United States Securities Act of 1933, as amended.

CAUTIONARY NOTES TO UNITED STATES INVESTORS CONCERNING
CANADIAN MINERAL PROPERTY DISCLOSURE STANDARDS

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the U.S. Exchange Act. These amendments became effective February 25, 2019 (the "SEC Modernization Rules") with compliance required for the first fiscal year beginning on or after January 2, 2021. The SEC Modernization Rules have replaced the historical property disclosure requirements for mining registrants that were included in SEC Industry Guide 7 ("Guide 7"), which will be rescinded from and after the required compliance date of the SEC Modernization Rules.

The SEC Modernization Rules include the adoption of definitions of the following terms, which are "substantially similar" to the corresponding terms under the CIM Definition Standards that are presented above under "Canadian Mineral Property Disclosure Standards and Resource Estimates":

  feasibility study;

  indicated mineral resource;

  inferred mineral resource;

  measured mineral resource;

  mineral reserve;

  mineral resource;

  modifying factors;

  preliminary feasibility study (or "pre-feasibility study");

  probable mineral resource; and

  proven mineral reserve.

As a result of the adoption of the SEC Modernization Rules, SEC will now recognize estimates of "measured mineral resources", "indicated mineral resources" and "inferred mineral resources".  In addition, the SEC has amended its definitions of "proven mineral reserves" and "probably mineral reserves" to be "substantially similar" to the corresponding CIM Definitions.

We are not required to provide disclosure on our mineral properties under the SEC Modernization Rules as we are presently a "foreign issuer" under the U.S. Exchange Act and entitled to file continuous disclosure reports with the SEC under the MJDS between Canada and the United States. Accordingly, we anticipate that we will be entitled to continue to provide disclosure on our mineral properties, including the Pebble Project, in accordance with NI 43‐101 disclosure standards and CIM Definition Standards. However, if we either cease to be a "foreign issuer" or cease to be entitled to file reports under the MJDS, then we will be required to provide disclosure on our mineral properties under the SEC Modernization Rules after the mandatory compliance date. Accordingly, United States investors are cautioned that the disclosure that we provide on our mineral properties, including the Pebble Project, in this Prospectus and under our continuous disclosure obligations under the U.S. Exchange Act may be different from the disclosure that we would otherwise be required to provide as a U.S. domestic issuer or a non‐MJDS foreign issuer under the SEC Modernization Rules.

United States investors are cautioned that while the above terms are "substantially similar" to CIM Definitions, there are differences in the definitions under the SEC Modernization Rules and the CIM Definition Standards.  Accordingly, there is no assurance any  mineral resources that we may report as "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" under NI 43-101 would be the same had we prepared the resource estimates under the standards adopted under the SEC Modernization Rules.

United States investors are also cautioned that while the SEC will now recognize "measured mineral resources", "indicated mineral resources" and "inferred mineral resources", investors should not to assume that any part or all of the mineral deposits in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  Accordingly, investors are cautioned not to assume that any "measured mineral resources", "indicated mineral resources", or "inferred mineral resources" that we report in this Prospectus are or will be economically or legally mineable.

Further, "inferred resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist.  In accordance with Canadian rules, estimates of "inferred mineral resources" cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

In addition, disclosure of "contained ounces" is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

For the above reasons, information contained in this Prospectus and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by US companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED STATES AND CANADIAN FINANCIAL REPORTING PRACTICES

We prepare our financial statements in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board (the "IASB"), which differs from U.S. generally accepted accounting principles ("U.S. GAAP").  Accordingly, our financial statements incorporated by reference in the Prospectus, and in the documents incorporated by reference in this Prospectus, may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to Canadian dollars.  References to "$" or "C$" are to Canadian dollars and references to "U.S. dollars" or "US$" are to United States dollars.

Except as otherwise noted in our 2019 AIF and the Company's financial statements and related management's discussion and analysis of financial condition and results of operations of the Company that are incorporated by reference into this Prospectus, the financial information contained in such documents is expressed in Canadian dollars.

The high, low, average and closing noon rates for the United States dollar in terms of Canadian dollars for each of the financial periods of the Company ended December 31, 2019, December 31, 2018 and December 31, 2017, as quoted by the Bank of Canada, were as follows:

	Year ended December 31, 2019	Year ended December 31, 2018	Year ended December 31, 2017

(in Canadian Dollars)

High	1.3600	1.3642	1.3743

Low	1.2988	1.2288	1.2128

Average	1.3269	1.2957	1.2986

Closing	1.2988	1.3642	1.2545

On April 28, 2020 the exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = $1.3978.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act relating to the offering of the Securities.  The Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC.  Statements included or incorporated by reference in the Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved.  Each such statement is qualified in its entirety by such reference.

We are subject to the informational reporting requirements of the Exchange Act as the Common Shares are registered under Section 12(b) of the Exchange Act.  Accordingly, we are required to publicly file reports and other information with the SEC.  Under the MJDS, the Company is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements in connection with meetings of its shareholders.  In addition, the officers, directors and principal shareholders of the Company are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the Exchange Act.

We file annual reports on Form 40-F with the SEC under the MJDS, which annual reports include:

  the annual information form;

  management's annual discussion and analysis of financial condition and results of operations;

  consolidated audited financial statements, which are prepared in accordance with IFRS, as issued by the IASB; and

  other information specified by the Form 40-F.

As a foreign private issuer, we are required to furnish the following types of information to the SEC under cover of Form 6-K:

  material information that the Company otherwise makes publicly available in reports that the Company files with securities regulatory authorities in Canada;

  material information that the Company files with, and which is made public by, the TSX and the NYSE American; and

  material information that the Company distributes to its shareholders in Canada.

Investors may read and copy, for a fee, any document that the Company has filed with or furnished to the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.  Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room.  Investors may read and download the documents the Company has filed with the SEC's Electronic Data Gathering and Retrieval system ("EDGAR") at www.sec.gov.  Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada at www.sedar.com.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

 The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part:

(i) the documents set out under the heading "Documents Incorporate by Reference";

(ii) the consents of the Company's auditor, legal counsel and technical report authors;

(iii) the powers of attorney from the directors and certain officers of the Company; and

(iv) the form of Indenture.

A copy of the form of any warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with or furnished to the SEC under the U.S. Exchange Act.

THE COMPANY

Taseko is a Vancouver, B.C. headquartered mining company that is focused on the operation of the Gibraltar Mine, and on the development of the Florence Copper Project towards a construction decision and the advancement of the Yellowhead, New Prosperity, and Aley projects (the "Future Development Projects"). The Company was incorporated on April 15, 1966 under the laws of the Province of British Columbia and is governed by the BCBCA.  Our registered office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, and our operational head office is located at 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1. We operate our business through our subsidiaries, as described in our 2019 AIF.

Gibraltar

Our principal operating asset is our interest in the Gibraltar Mine, a large copper mine located in central British Columbia. Gibraltar is the second largest open pit copper mine in Canada, having produced 126 million pounds of copper in 2019 (on a 100% basis). Gibraltar also produces molybdenum and silver and has an expected mine life of at least 18 years based on Proven Mineral Reserves and Probable Sulphide Mineral Reserves of 564 million tons at a grade of 0.25% copper as of December 31, 2019. Between 2006 and 2013, we expanded and modernized the Gibraltar Mine ore concentrator, added a second ore concentrator, increased the mining fleet and made other production improvements at the mine. Following this period of mine expansion and capital expenditure, Gibraltar has achieved a stable level of operations and our focus is on further improvements to operating practices to reduce unit costs.

Florence

We are also proceeding with the development of the Florence Copper Project in Arizona. We completed construction of a production test facility (the "PTF") for the Florence Copper Project in 2018 and wellfield operations commenced in the fourth quarter of 2018. The PTF operated as planned in 2019, producing first copper from the SX/EW plant in April. The PTF wellfield is performing to its design, and the SX-EW plant is producing copper cathode quality equal to LME grade A. The second phase of the Florence Copper Project will consist of the permitting, construction and operation of the commercial ISCR facility. Completion of the ISCR production facility has an estimated capital cost of approximately US$204 million (plus reclamation bonding and working capital) on a Q4 2016 cost basis. We expect to fund a portion of the required construction costs using debt financing. We may also raise capital to fund construction through equity financings or asset sales, including royalties, sales of project interests, or through a joint venture.

Other Development Projects

We have a diverse pipeline of wholly-owned development projects at various stages of technical and economic feasibility studies, including the Yellowhead copper project, the Aley niobium project, and the New Prosperity gold and copper project. We also own the Harmony Gold Project, currently a dormant exploration stage gold property.

Corporate Strategy

Our strategy has been to grow by leveraging cash flow from the Gibraltar Mine to acquire and develop a pipeline of projects. We continue to believe this will generate long-term returns for shareholders. Our development projects are located in British Columbia and Arizona and represent a diverse range of metals, including gold, copper, molybdenum and niobium. Our project focus is currently on the development of the Florence Copper Project and we have incurred $4.8 million in PTF operation and other project development costs for the three months ended March 31, 2020.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding working capital, potential future acquisitions, debt repayments and capital expenditures.  Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

EARNINGS COVERAGE RATIO

 Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and debt capital, on a consolidated basis, since March 31, 2020, being the date of the Company's most recently filed consolidated financial statements incorporated by reference in this Prospectus other the grants of stock options, and issuances of additional common shares upon the exercise of outstanding stock options, as described further below under "Prior Sales".

PRIOR SALES

The following table sets out details of all Common Shares issued by the Company during the 12 months prior to the date of this Prospectus.

Date Common Shares	Price per Security/Exercise Price per Security	Number of Securities
Issued pursuant to exercise of options
May 1 and 14, 2019	$0.38	237,000

The following table sets out details of all securities convertible or exercisable into Common Shares that were issued or granted by the Company during the 12 months prior to the date of this Prospectus.

Date	Type of Security Issued	Exercise or Conversion Price Per Common Share ($)	Number of Common Shares Issuable Upon Exercise or Conversion
May 29, 2019	Stock Options	$0.69	1,385,000
January 15, 2020	Stock Options	$0.72	1,096,000

TRADING PRICE AND VOLUME

Our common shares are listed on the TSX and NYSE American under the trading symbol "TKO" and "TGB", respectively.  The following tables set forth information relating to the trading of the common shares on the TSX and NYSE American for the months indicated.

Month	TSX Price Range		Total Volume
	High	Low
May 2019	0.95	0.61	3,139,096
June 2019	0.74	0.63	3,276,263
July 2019	0.72	0.59	4,052,011
August 2019	0.63	0.50	3,803,896
September 2019	0.73	0.54	2,462,792

Month	TSX Price Range		Total Volume
	High	Low
October 2019	0.59	0.52	2,118,837
November 2019	0.63	0.51	1,556,902
December 2019	0.63	0.52	7,191,706
January 2020	0.79	0.56	6,553,704
February 2020	0.64	0.45	3,757,672
March 2020	0.52	0.28	3,858,185
April 1 to 28, 2020	0.48	0.35	2,164,600

Month	NYSE American Price Range (in US$)(1)		Total Volume
	High	Low
May 2019	0.71	0.55	6,978,722
June 2019	0.56	0.455	11,335,940
July 2019	0.57	0.455	6,584,586
August 2019	0.47	0.38	9,448,447
September 2019	0.51	0.40	4,881,225
October 2019	0.45	0.39	5,194,664
November 2019	0.465	0.395	5,259,404
December 2019	0.49	0.395	11,445,639
January 2020	0.62	0.43	14,782,140
February 2020	0.485	0.34	9,565,439
March 2020	0.385	0.20	15,535,204
April 1 to 28, 2020	0.34	0.24	6,574,900

Note 1: The price ranges noted in the NYSE American table are rounded to the nearest $0.005.

Month	LSE Price Range (in GB£)(1)		Total Volume
	High	Low
November 2019	32.5	32.5	69
December 2019	32.5	32.5	0
January 2020	47.5	32.4	34234
February 2020	45	35	92000
March 2020	35	27.5	24403
April 1 to 28, 2020	27.5	27.5	41189

Note 1: The Common Shares were listed on the LSE on November22, 2019.

PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.  Underwriters may sell Securities to or through dealers.  We will file a Prospectus Supplement in connection with each offering of Securities.  Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102-Shelf Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable Prospectus Supplement, we do not intend to list any of the Securities other than the Common Shares on any securities exchange.  Any underwriters, dealers or agents to or through which Securities other than the Common Shares are sold by us for public offering and sale may make a market in such Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice.  No assurance can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

Common Shares

The authorized share capital of the Company consists of an unlimited number of Common Shares without par value, of which 246,194,219 shares were issued and outstanding as at April 29, 2020. The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders shares of another class or of a particular series are entitled to vote.  Each Common Share entitles its holder to one vote.  The holders of Common Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor.  In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities.  The Common Shares carry no pre-emptive or conversion rights.

Warrants

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares.  We will not offer Warrants for sale unless the applicable Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved, in accordance with applicable laws, for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the Warrants will be offered for.

Subject to the foregoing, we may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities.  Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.  Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

This summary of some of the provisions of the Warrants is not complete.  The statements made in the Prospectus relating to any warrant agreement and Warrants to be issued under the Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.  Investors should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the Warrants.  A copy of any warrant indenture or warrant agency agreement relating to an offering of Warrants will be filed by us with the applicable securities regulatory authorities in Canada following its execution.

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement.  This description will include, where applicable:

• the designation and aggregate number of Warrants;

• the price at which the Warrants will be offered;

• the currency or currencies in which the Warrants will be offered;

• the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

• the number of common shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

• the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

• the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

• whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

• whether the Warrants are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Warrants and the Common Shares to be issued upon exercise of the Warrants;

• any other rights, privileges, restrictions and conditions attaching to the Warrants and the Common Shares to be issued upon exercise of the Warrants;

• material Canadian and United States federal income tax consequences of owning the Warrants; and

• any other material terms or conditions of the Warrants.

Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant to the Prospectus.  Subscription Receipts may be offered separately or together with other Securities, as the case may be.  The Subscription Receipts will be issued under a Subscription Receipt agreement.

In the event we issue Subscription Receipts, we will provide the original purchasers of Subscription Receipts a contractual right of rescission exercisable following the issuance of the underlying Securities to such purchasers.

The applicable Prospectus Supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered.  A copy of the Subscription Receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities after it has been entered into by us.  The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement.  This description will include, where applicable:

• the number of Subscription Receipts;

• the price at which the Subscription Receipts will be offered;

• the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

• the procedures for the exchange of the Subscription Receipts into Common Shares, Warrants or Units;

• the number of number and type of Securities that may be exchanged upon exercise of each Subscription Receipt;

• conditions to the conversion or exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

• the dates or periods during which the Subscription Receipts may be converted or exchanged;

• the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically converted or exchanged;

• provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

• if applicable, the identity of the Subscription Receipt agent;

• whether the Subscription Receipts will be listed on any securities exchange;

• whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

• any minimum or maximum subscription amount;

• whether the Subscription Receipts are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Subscription Receipts and the Securities to be issued upon conversion or exchange of the Subscription Receipts;

• any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

• material Canadian and United States income tax consequences of owning or converting or exchanging the Subscription Receipts; and

• any other material terms and conditions of the Subscription Receipts.

Description of Debt Securities

We may issue Debt Securities in one or more series under an indenture (the "Indenture"), to be entered into among the Company and a trustee.  To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").  A copy of the form of the Indenture will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part.  The following description sets forth certain general material terms and provisions of the Debt Securities and is not complete.  If we issue Debt Securities, we will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities.  Prospective investors should be aware that information in the applicable Prospectus Supplement may update and supersede the following information regarding the general material terms and provisions of the Debt Securities.  Prospective investors also should refer to the Indenture, as it may be supplemented by any supplemental indenture, for a complete description of all terms relating to the Debt Securities.  We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company furnishes to the SEC, any supplemental indenture describing the terms and conditions of Debt Securities that we are offering before the issuance of such Debt Securities.  We will also file the final Indenture, including any supplemental indenture, for any offering of Debt Securities on SEDAR.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur.  The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency.  Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company.  The Indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

• the title of the Debt Securities;

• any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

• the extent and the manner, if any, to which payment of principal, interest and premium, if any, on the Debt Securities will be subordinated to the prior payment of other liabilities and obligations;

• whether payment of principal, interest and premium, if any, on the Debt Securities will be unsecured or secured by certain assets of the Company and any applicable guarantors;

• whether payment of the Debt Securities will be guaranteed by any other person;

• the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

• the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined;

• the place or places we will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

• whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether an on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

• whether we will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

• whether we may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

• the denominations in which we will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

• whether we will make payments on the Debt Securities in a currency other than U.S. dollars;

• whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

• whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

• whether we will issue the Debt Securities as unregistered securities, registered securities or both;

• any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

• the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

• whether the holders of any series of Debt Securities have special rights if specified events occur;

• the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

• provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

• any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if we have a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell the Debt Securities at a discount below their stated principal amount.  We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit.  In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Guarantees

Our payment obligations under any series of Debt Securities may be guaranteed by certain of our direct or indirect subsidiaries.  In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company.  The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each series of Debt Securities shall be senior, unsubordinated and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other senior, unsubordinated and unsecured obligations of the Company.

Our Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or will be subordinated to the prior payment of the Company's other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series.  Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series.  We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee.  Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company.  Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).  The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture.  Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities.  None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee.  We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, we will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities.  If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee.  In addition, we may at any time and in our sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities.  Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series.  Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency we designate, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer.  Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days we specify.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount.  If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.  In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture.  Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form.  Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

• issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

• register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

• exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

• issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

To the extent the Indenture is governed by the Trust Indenture Act, we will file with the Trustee within 15 days after the Company files the same with the SEC, (i) copies of the annual reports containing audited financial statements and copies of quarterly reports containing unaudited financial statements and (ii) copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with or furnish to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

If we are not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to file with the SEC and provide the Trustee:

• within 140 days after the end of each fiscal year, annual reports on Form 20-F, 40-F or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form); and

• within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other financial information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed.

Events of Default

Unless specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

• the Company fails to pay principal of, or any premium on any Debt Security of that series when it is due and payable;

• the Company fails to pay interest payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

• the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

• the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

• certain events involving the Company's bankruptcy, insolvency or reorganization; and

• any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series.  A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

• the entire principal and interest of the Debt Securities of the series; or

• if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company's bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement.  If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity.  If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

We will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults.  We will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

• the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

• the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

• the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected (or in the case of bankruptcy, insolvency or reorganization, all series outstanding) by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders' notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Company uses the term "defeasance", it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture.  Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company's option:

• the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

• the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities.  These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the trustees:

• an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

• an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

• a certificate of one of the Company's officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities, and not just from the Company's covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

• no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

• the Company is not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

• other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more supplemental indentures (a "Supplemental Indenture") with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification.  However, without the consent of each holder affected, no such modification may:

• change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

• reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any additional amounts;

• reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

• change the place or currency of any payment;

• affect the holder's right to require the Company to repurchase the Debt Securities at the holder's option;

• impair the right of the holders to institute a suit to enforce their rights to payment;

• adversely affect any conversion or exchange right related to a series of Debt Securities;

• reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

• reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture.  However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

• evidence its successor under the Indenture;

• add covenants of the Company or surrender any right or power of the Company for the benefit of holders;

• add events of default;

• provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

• establish the forms of the Debt Securities;

• appoint a successor trustee under the Indenture;

• add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

• cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or

• change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

To the extent the Indenture is governed by the Trust Indenture Act, the Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise.  The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation.  If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

Under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Units

We may issue Units comprised of one or more of the other Securities described in the Prospectus in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security.  The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

• the number of Units offered;

• the price or prices, if any, at which the Units will be issued;

• the currency at which the Units will be offered;

• the Securities comprising the Units;

• whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

• any minimum or maximum subscription amount;

• whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Units or the Securities comprising the Units;

• any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

• any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

RISK FACTORS

Before making an investment decision to purchase any Securities, investors should carefully consider the information described in this Prospectus and the documents incorporated or deemed incorporated by reference herein, including the applicable Prospectus Supplement.  There are certain risks inherent in an investment in the Securities, including the factors described in the 2019 AIF, in the 2019 Annual MD&A, the Interim MD&A and any other risk factors described herein or in a document incorporated or deemed incorporated by reference herein, which investors should carefully consider before investing.  Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement.  Some of the factors described herein, in the documents incorporated or deemed incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole.  If any of the adverse effects set out in the risk factors described herein, in the 2019 AIF, in the 2019 Annual MD&A, in another document incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company.  Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company's business, financial condition and results of operations.  The Company cannot assure you that it will successfully address any or all of these risks.  There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out in the risk factors herein, in the 2019 AIF, in the 2019 Annual MD&A, in the other documents incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Risks relating to our business and our industry

Changes in the market price of copper, molybdenum and other metals, which are volatile and have fluctuated widely, affect the profitability of our operations and financial condition.

Our profitability and long-term viability depend, in large part, upon the market price of metals, primarily copper, and potentially molybdenum, gold and other metals and minerals.  The market price of copper is volatile and is affected by numerous factors beyond our control, including:

  copper demand, especially from China;

  the impact of the COVID-19 pandemic on the copper market and global financial markets more generally;

  expectations with respect to the rate of inflation;

  the relative strength of the U.S. dollar and certain other currencies;

  interest rates;

  global or regional political or economic conditions, including interest rates and currency values;

  global mine supply of metal;

  global demand for industrial products and jewelry containing metals; and

  sales by central banks and other holders, speculators and producers of copper, gold and other metals in response to any of the above factors.

 The copper market is volatile and cyclical and consumption of copper is influenced by global economic growth, trends in industrial production, conditions in the housing and automotive industries and economic growth in China, which is the largest consumer of refined copper in the world.  Should demand weaken and consumption patterns change, in particular, if consumers seek out lower cost substitute materials, the price of copper could be materially adversely affected, which could negatively affect our business and results of operations.

 A decrease in the market price of copper and molybdenum would affect the profitability of Gibraltar and our ability to finance the exploration and development of our other mineral properties, which would have a material adverse effect on our business and results of operations.  There can be no assurance that the market price of copper and other metals will remain at current levels or that such prices will improve.  If commercial quantities of copper, gold and other metals are discovered, there is no assurance that a profitable market will exist or continue to exist for a production decision to be made or for the ultimate sale of the metals.

Coronavirus (COVID-19)

The Company's business could be adversely impacted by the effects of the Coronavirus or other epidemics.  In December 2019, a novel strain of the Coronavirus emerged in China.  It has now spread to many other countries, including Canada and the U.S., and infections have been reported globally.  The extent to which the Coronavirus impacts the Company's business, including its operations and the market for its securities, will depend on future developments, which are highly uncertain and cannot be predicted at this time.  At present, the possibility of a sustained slowdown in China's growth or demand for copper could affect the market price of copper as a whole.  Other uncertainties include the duration, severity and scope of the outbreak and the actions taken to contain or treat the Coronavirus outbreak.  In particular, the continued spread of the Coronavirus globally could materially and adversely impact the Company's business including without limitation, employee health, limitations on travel, the availability of industry experts and personnel, restrictions to planned drill programs, assaying, and other factors that will depend on future developments beyond the Company's control that may have a material and adverse effect on the its business, financial condition and results of operations.  There can be no assurance that the Company's personnel will not be impacted by such diseases and ultimately see its workforce productivity reduced or incur increased medical and related costs as a result of these health risks.  In addition, a significant outbreak of Coronavirus could result in a widespread global health crisis that could adversely affect global economies and financial markets resulting in an economic downturn that could have an adverse effect on the demand for precious metals and our future prospects.

Moreover, the actual and threatened spread of the COVID-19 globally has had a material adverse effect on the global economy, could continue to negatively impact stock markets, including the trading price of our shares, could adversely impact our ability to raise capital, could cause continued interest rate volatility and movements that could make obtaining financing or refinancing our debt obligations more challenging or more expensive and could result in any operations affected by COVID-19 becoming subject to quarantine. Any of these developments, and others, could have a material adverse effect on our business and results of operations.

Fluctuations in foreign currency exchange rates could have a material adverse effect on our business, results of operations and financial condition.

Fluctuations in the Canadian dollar relative to the U.S. dollar could significantly affect our business, results of operations and financial condition.  As our Gibraltar operation is located in Canada, our costs are incurred primarily in Canadian dollars.  However, our revenue is based on the market price of copper and other metals and is denominated in United States dollars.  A strengthening of the Canadian dollar relative to the United States dollar will reduce our profitability, materially adversely affect our financial condition, and may also affect our ability to finance our Future Development Projects.  We do not currently enter into foreign currency contracts to hedge against currency risk.

Mining is inherently risky and operations are subject to conditions or events beyond our control, which could have a material adverse effect on our business and results of operations.

Mining involves various types of risks and hazards, including:

  uncertainties inherent in estimating mineral reserves and mineral resources;
  environmental hazards;
  discharge of pollutants or hazardous chemicals;
  industrial or environmental accidents;
  machinery breakdown;
  metallurgical and other processing problems;
  unusual or unexpected rock formations and other geological problems;
  structural cave-ins or slides;
  flooding;

  fire;
  metals losses; and
  periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in injury or death, environmental damage, damage to, or destruction of, mineral properties, production facilities or other properties, delays in mining, increased production costs, monetary losses and possible legal liability.  Interruptions to our mining or processing operations may adversely impact our ability to continue production of concentrate at expected rates, with the result that our business and results of operations may be materially adversely affected.

We may not be able to obtain adequate insurance to cover these risks at economically feasible premiums.  Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or to other companies within the mining industry.  We may suffer a material adverse impact on our business and results of operations if we incur losses related to any significant events that are not covered by insurance policies.

There is no assurance that the Florence Copper Project PTF will operate as designed or that we will be able to secure the required permitting or financing to proceed with commercial development of the Florence Copper Project.

There is no assurance that the Florence Copper Project PTF will operate as designed or establish that the in-situ extraction of copper can be completed as currently contemplated in our feasibility study for the Florence Copper Project. In addition, the results of the production test facility operations may indicate that changes to our ISCR mining operations may be required, which may result in higher than anticipated construction and operating costs for a commercial ISCR development of the Florence Copper Project.  Further, any inability of the PTF to demonstrate that hydraulic control of underground leach solutions can be maintained may adversely impact on our ability to achieve the required permits for a commercial ISCR production facility at the Florence Copper Project. These required permits for commercial production have not been obtained, will be subject to regulatory review and may be subject to stakeholder opposition. If we do make a production decision to proceed with commercial development of the Florence Copper Project, we will require substantial additional financing to complete construction. There is no assurance that this financing will be available to us on favourable terms when required.

Risks associated with the development of the Florence Copper Project.

The development and commencement of commercial production at the Florence Copper Project is key to the Company's future strategy.

The Florence Copper Project, given its unique geological conditions, will deploy an in situ wellfield recovery method that, while in use in other resource extraction sectors (most notably in uranium), will be one of the first of its kind to extract copper at commercial levels relying solely on this method. This in situ mining method of the Florence Copper Project presents additional development ramp-up risks and complexity compared to a traditional underground or open pit operation which could result in delays, interruptions, lower recoveries than forecasted and/or increased costs to the development of the Project.

Demonstration of feasibility of the production test facility is a key element of any decision to move towards full commercial development at the Florence Copper Project. However, there is no assurance that the PTF will establish that the in-situ extraction of copper at the Florence Copper Project can be completed as currently contemplated in the feasibility study for the Florence Copper Project. Specifically, there is no assurance that the PTF will establish that the recoveries of leach copper solution, known as sweep efficiencies, will be as expected. In addition, the results of the PTF operations may indicate that changes to mining operations at the Florence Copper Project may be required, which may result in delays and/or higher than anticipated construction and operating costs for commercial development of the Florence Copper Project.

Development of the Florence Copper Project could also be delayed, experience interruptions, incur increased operating and capital costs or be unable to complete due to a number of factors, including but not limited to:

  delays in receiving the updated permits required for development of the commercial facility;
  litigation which could take several years and significant costs to defend and resolve;
  non-performance by third party consultants and contractors;
  inability to attract, train and retain a sufficient number of qualified workers;
  unforeseen escalation in anticipated costs of development, or delays in construction;
  material decreases in the expected recovery of copper through the in-situ process;
  increases in expected wellfield costs including the number and scale up of wells, as well as drilling, material and labour costs;
  shortages or delays in obtaining critical processing equipment;
  catastrophic natural events such as drought, flooding or storms; or
  the breakdown or failure of equipment or processes.

It is not uncommon for mining developments to experience these factors during their construction, commissioning and production start-up, or indeed for such projects to fail or experience significant delays as a result of one or more of these factors occurring to a material extent.

There can be no assurance that the Company will complete the various stages of development necessary in order to achieve its strategy in the timeframe expected by the Company or at all. Any of these factors may have a material adverse effect on the development of the Florence Copper Project and, consequently the Company's business, results of operations and activities, financial condition and prospects.

We are subject to extensive governmental regulation of all aspects of our business.

Our operations and exploration and development activities are subject to extensive federal, provincial, state and local laws and regulations governing various matters, including:

  environmental protection;
  management and use of toxic substances and explosives;
  management of tailings and other wastes generated by our operations;
  management of natural resources;
  exploration and development of mines, production and post-closure reclamation;
  exports;
  price controls;
  taxation;
  labor standards and occupational health and safety, including mine safety; and

  historic and cultural preservation.

Failure to secure approvals or comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in our incurring significant expenditures.  We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements.  It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the development of our properties.

We are subject to risks related to government regulation, permits, licenses and approvals.

Government regulations relating to mineral rights tenure, permission to disturb areas, land use and the right to operate can adversely affect Taseko.  Our exploration, development and operations will require permits, licenses and approvals from various governmental authorities.

There can be no assurance that all necessary permits, licenses and approvals will be obtained or updated on a timely basis in order for us to carry out planned exploration, development or operational activities on our properties, including the planned development of the Future Development Projects, and, if obtained or updated, that the costs involved will not exceed those that we have estimated.  It is possible that the costs and delays associated with the compliance with the standards and regulations under such permits, licenses and approvals could result in Taseko not proceeding with the development or operation of its projects.

Although the Florence Copper project was previously permitted for a period and has obtained a number of the required permits, licenses and approvals, the Florence Copper project is currently updating and amending certain permits through a well-defined amendment process, but there can be no assurance as to the outcome of this process.  There are, and may in the future be, legal challenges to the validity of permits, licenses and approvals obtained by Florence Copper project, and there can be no assurance that such challenges will successfully be defeated.  Obtaining, updating and defending the necessary governmental permits, licenses and approvals is a complex, time-consuming and costly process, the success of which is contingent upon many variables outside of our control.  Obtaining, updating, or defending permits, licenses and approvals may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority.

There is considerable uncertainty as to our ability to obtain the required permits for development of the Prosperity Project.  The Federal Minister of the Environment has concluded under its environmental assessment completed under the Canadian Environmental Assessment Act, 2012 that the project is likely to cause significant adverse environmental effects that cannot be mitigated.  We disagree with this determination and have filed application in the Canadian Federal Court for a judicial review of the decision of the Minister of the Environment with the objective of obtaining a court order that would quash the Minister's decision.  We have also filed a civil claim in the British Columbia Supreme Court in which we are seeking damages from the government of Canada in connection with our allegation that it failed to meet the legal duties that were owed to us in carrying out the environmental review process.  Given the uncertainty inherent in these legal proceedings and the current decision of the Minister, there is considerable uncertainty as to whether we will be able to obtain the required permitting for the development of the New Prosperity project.  As a result, we no longer consider this project material to our operations.

The Company is reliant on rail transportation of production from the Gibraltar Mine.

Copper concentrate production from the Gibraltar Mine is transported by rail to the Pembina port terminal in Vancouver utilizing the CN rail line. In the event of any interruption to this service, the Company would likely be limited to trucking in order to transport its production to this port terminal. Transporting concentrate production by truck is more expensive and subject to greater scheduling constraints to facilitate the timely loading of ships at the Port of Vancouver.

In the event that the Company is unable to transport its concentrate production by rail on a reliable basis over routine timing intervals, this could lead to increased transport costs and variability in the timing of the receipt of revenues which would have a material effect on the Company's business and financial condition.

Disruption to the services provided by the CN rail line or the Port of Vancouver in connection with the shipping of our copper concentrate could have a material adverse effect on our business. While we have not experienced a disruption to these services as a result of COVID-19, there is no guarantee that these services will not experience work stoppages as a result of government intervention to slow the spread of COVID-19.

We may be adversely affected by our inability to control operating costs.

Our profitability depends in part on our ability to control operating costs. Increased demand for and cost of labor, services, equipment and other key inputs, such as diesel fuel, steel, electricity and other operating supplies, could cause operating costs at Gibraltar to increase materially, resulting in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and increased potential for scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment, any of which could materially increase project operating, development or construction costs, result in project delays, or both. Increases in operating costs at Gibraltar may materially adversely affect our business and results of operations.

Our ability to expand or replace depleted reserves and the possible recalculation of our reserves and resources could materially affect our business and results of operations.

Our reported mineral reserves and mineral resources are only estimates.  No assurance can be given that the estimated mineral reserves and mineral resources will be recovered or that they will be recovered at the rates estimated.  Mineral reserve and mineral resource estimates are based on limited sampling and, consequently, are uncertain because the samples may not be representative.  Mineral reserve and mineral resource estimates may require revision (either up or down) based on actual production experience.  Market fluctuations in the price of metals, as well as increased production costs or reduced recovery rates, changes in the mine plan or pit design, or increasing capital costs may render certain mineral reserves and mineral resources uneconomic and may ultimately result in a restatement of mineral reserves and/or mineral resources.  Moreover, short-term operating factors relating to the mineral reserves and mineral resources, such as the need for sequential development of ore bodies and the processing of new or different ore grades, may adversely affect our profitability in any particular accounting period.

There are uncertainties inherent in estimating proven mineral reserves and probable mineral reserves and measured mineral resources, indicated mineral resources and inferred mineral resources, including many factors beyond our control.  Estimating mineral reserves and mineral resources is a subjective process.  Accuracy depends on the quantity and quality of available data and assumptions and judgments used in engineering and geological interpretation, which may be unreliable.  It is impossible to have full knowledge of particular geological structures, faults, voids, intrusions, natural variations in and within rock types and other occurrences.  Failure to identify and account for such occurrences in our assessment of mineral reserves and mineral resources may make mining more expensive and cost ineffective, which could have a material and adverse effect on our business and results of operations.

There is no assurance that mineral reserve and mineral resource figures are accurate, or that the mineral reserves or mineral resources can be mined or processed profitably.  Mineral resources that are not classified as mineral reserves do not have demonstrated economic viability.  You should not assume that all or any part of the measured mineral resources, indicated mineral resources, or inferred mineral resources will ever be upgraded to a higher category or that any or all of an inferred mineral resource exists or is economically or legally feasible to mine.

In addition, since mines have limited lives based on proven and probable mineral reserves, we continually seek to replace and expand our reserves.  Mineral exploration, at both newly acquired properties and existing mining operations, is highly speculative in nature, involves many risks and frequently does not result in the discovery of mineable reserves.  If proven mineral reserves or probable mineral reserves are developed, it may take a number of years and substantial expenditures from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change.

Any material reductions in estimates of mineral reserves and/or mineral resources, or our ability to extract those resources, could have a material adverse effect on our business and results of operations.

As our existing copper and molybdenum offtake agreements expire, our revenues and operating profits could be negatively impacted if we are unable to extend existing agreements or enter into new agreements due to competition, changing copper and molybdenum purchasing patterns, or other variables.

As our copper and molybdenum offtake agreements at Gibraltar expire, we will compete with other copper and molybdenum suppliers to renew these agreements or to obtain new sales.  If we cannot renew these copper and molybdenum supply agreements with our customers or find alternate customers willing to purchase our copper and molybdenum, our revenue and operating profits would suffer.

Our customers may decide not to extend existing agreements or enter into new long-term contracts or, in the absence of long-term contracts, may decide to purchase less copper and molybdenum than in the past or on different terms, including under different concentrate pricing terms.  To the degree that we operate outside of long-term contracts, our revenues are subject to pricing in the concentrate spot market that can be significantly more volatile than the pricing structure negotiated through a long-term copper and molybdenum concentrate supply agreement.  This volatility could materially adversely affect our business and results of operations if conditions in the spot market pricing for copper and molybdenum concentrate are unfavorable.

Our ability to operate our company efficiently could be impaired if we lose key personnel or fail to continue to attract qualified personnel.

We manage our business with a number of key personnel at each location, including key contractors, the loss of a number of whom could have a material adverse effect on us. In addition, as our business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly-skilled and qualified personnel and contractors. We cannot be certain that key personnel will continue to be employed by us or that we will be able to attract and retain qualified personnel and contractors in the future. Failure to retain or attract key personnel could have a material adverse effect on us.

There is no assurance that we will be able to renegotiate our existing union agreement for Gibraltar when it expires in 2021.

We have a union agreement in place for our unionized employees at Gibraltar which expires in 2021. If we are unable to renew this union agreement on acceptable terms when it becomes subject to renegotiation, we could experience a disruption of operations, higher labor costs or both. A lengthy strike or other labor disruption could have a material adverse effect on our business and results of operations.

We are subject to risks related to environmental matters.

All of our exploration, development, and mining operations are subject to environmental laws and regulations, which can make operations expensive or prohibit them altogether.  Many environmental laws and regulations require us to obtain and update permits for our activities from time to time, which may include environmental impact analyses, cultural resources analyses and public review processes.  We must comply with stringent environmental legislation in carrying out work on our projects.  Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  It is possible that future changes in environmental laws, regulations and permits, or changes in their enforcement or regulatory interpretation, could increase the cost of, or altogether prohibit, carrying out exploration, development, or operation of our projects or any other properties we may acquire.  Further, compliance with new or additional environmental legislation may result in delays to the exploration and development activities.  It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have a significant impact on some portion of our business, causing those activities to be economically re-evaluated at that time.

We may be subject to potential risks and liabilities associated with the protection of the environment, as a result of our mineral exploration, development and production.  To the extent that we are subject to environmental liabilities, the payment of such liabilities or the costs that we may incur to remedy such liabilities would reduce funds otherwise available to us and could have a material adverse effect on us.  If we are unable to fully remedy an environmental liability, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.  The potential exposure may be significant and could have a material adverse effect on us.

Our actual costs of reclamation and mine closure costs may exceed current estimates.

We are required to prepare and file reclamation and mine closure plans for the Gibraltar Mine with the B.C. Ministry of Energy and Mines and to post security for the estimated costs to complete this reclamation and mine closure work. The Gibraltar reclamation and mine closure plans are updated every five years and the amount of security for reclamation bonding is agreed based on this plan. The most recent five year reclamation and closure plan was submitted in March 2017 and security of $50.0 million (100% basis) has been posted as of December 31, 2019 to meet reclamation bonding requirements for the Gibraltar Mine, and this amount may need to be increased in the future. Additional security in the amount of $8.3 million has been provided to meet reclamation bonding requirements for the Florence Project and this amount will need to be increased in the future if the project is developed into a commercial operation. The Company has also recorded total provisions for environmental rehabilitation for all its properties of $66.4 million in its consolidated financial statements as of December 31, 2019, which has been calculated in accordance with International Financial Reporting Standards. There is no assurance that our bonding requirements, the recorded provision for environmental rehabilitation, and the actual costs of reclamation and mine closure for each of our properties will not exceed current estimates or that the estimated costs will not increase in the future when our reclamation and mine closure plans are updated. Accordingly, the amount we are required to spend on reclamation and mine closure activities could be materially different from current estimates. Any additional amounts required to be spent on bonding requirements, reclamation costs, and mine closure activities could materially adversely affect our business and results of operations.

We are subject to risks related to the title of the properties that we own and lease.

Our mining operations are conducted on properties owned, subject to claims or leased by us from provincial and state governments.  Although we have exercised reasonable due diligence with respect to determining title to properties we own or lease, there is no guarantee that title to such properties and other tenure will not be challenged or impugned.  No assurances can be given that there are no title defects affecting the properties.  There may be valid challenges to the title of our properties which, if successful, could make us unable to operate our properties as planned or permitted, or unable to enforce our rights with respect to our properties.  In British Columbia, the rights of aboriginal peoples and their claims to much of British Columbia's land area are not settled.

In addition, we may not be able to negotiate new leases or obtain contracts for properties containing surface, underground or subsidence rights necessary to develop any of our proven mineral reserves and probable mineral reserves at our Future Development Projects or to advance our exploration-stage Harmony gold project.  Furthermore, our leasehold interests could potentially be at risk if mining operations are not commenced during the term of the lease.

The Canadian and U.S. governments currently have in place or may in the future implement laws, regulations, policies or agreements that may negatively affect the Company's ownership rights with respect to its mineral properties or its access to the properties. These may restrain or block the Company's ability to advance the exploration and development of its mineral properties or significantly increase the costs and timeframe to advance the properties.

Our business requires substantial capital expenditures.

Our business is capital intensive and requires construction of new mines and infrastructure and maintenance of existing operations.  Specifically, the exploration, permitting and development of reserves, mining costs, the maintenance of machinery and equipment and compliance with applicable laws and regulations require substantial capital expenditures.  While the capital expenditures required to build-out Gibraltar have been spent, we must continue to invest capital to maintain or to increase the amount of reserves that we develop and the amount of metal that we produce.  We make no assurances that we will be able to maintain our production levels or generate sufficient cash flow, or that we will have access to sufficient financing to continue our production, exploration, permitting and development activities at or above our present levels and we may be required to defer all or a portion of our future capital expenditures.  Moreover, increases in costs of key inputs may substantially increase our capital expenditures.  Our business, results of operations and financial condition may be adversely affected if we cannot make such capital expenditures.

The Florence, Aley and New Prosperity projects will each require substantial financing to be arranged prior to construction and development of these properties.  Such financing could include a possible combination of debt and equity financing.  On May 12, 2010, we entered into a gold streaming transaction agreement for the New Prosperity project with Franco-Nevada Corporation ("Franco-Nevada"), whereby we may receive funding in staged deposits totaling US$350 million.  The investment by Franco-Nevada is subject to (among other conditions) the condition precedent that the Prosperity project plan that we had agreed with them must receive appropriate governmental approval.  Because our revised New Prosperity project plan is not the one we agreed with Franco-Nevada in 2010, this condition will not be satisfied, and so Franco-Nevada may currently terminate this agreement on ten business days' written notice to Taseko.  However, we believe Franco-Nevada currently has no economic incentive to do so.  If our revised mine proposal is ultimately accepted by the authorities, we intend to seek Franco-Nevada's agreement to reconfirm the terms of our gold streaming transaction with them, but there is no assurance that Franco-Nevada will agree to provide such reconfirmation.  The investment by Franco-Nevada is also subject to certain other conditions precedent which we may not be able to satisfy.  There can be no assurance that gold stream, debt or equity financing will be available on acceptable terms.  Other risks include those typical of large mine development projects, including the general uncertainties inherent in engineering and construction costs, the need to comply with generally increasing environmental regulation, opposition by aboriginal peoples and environmental groups, and accommodation of local and community concerns.  The economics of the feasibility study are sensitive to the U.S. dollar and Canadian dollar exchange rate, and this rate has been subject to large fluctuations in the last several years.

Increased competition could adversely affect our ability to attract necessary capital funding and could adversely affect our ability to acquire suitable mineral properties for development in the future.

The mining industry is intensely competitive.  Significant competition exists for the acquisition of properties producing or capable of producing copper, gold or other metals.  We are at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do.  We may also encounter increasing competition from other mining companies in our efforts to hire experienced mining professionals.  Increased competition could adversely affect our ability to attract necessary capital funding, or to acquire it on acceptable terms, or acquire suitable producing properties or prospects for mineral exploration in the future.

We are subject to risks related to litigation.

We are or may be subject to legal proceedings related to the development of our projects, our operations, titles to our properties, environmental issues and shareholder or other investor lawsuits.  Given the uncertain nature of these actions, we cannot reasonably predict the outcome thereof.  If we are unable to win or favorably settle any lawsuits, it may have a material adverse effect on us.

There is no assurance that any of our expansion or development plans will not be opposed.

There is an increasing level of awareness relating to the perceived environmental and social impacts of mining activities.  Opposition to mining activities by communities or indigenous groups, including aboriginal peoples, may have an impact on our ability to proceed with the expansion or development of our projects and the timetable and costs for these projects.  While we are committed to operating in a socially responsible manner, there can be no assurance that our community relations efforts will mitigate this potential risk.  Opponents of the Florence Copper project have in the past, and may in the future, file legal challenges to the validity of permits, licenses and approvals obtained by Florence Copper project, and there can be no assurance that such challenges will successfully be defeated.  Obtaining, updating and defending the necessary governmental permits, licenses and approvals is a complex, time-consuming and costly process, the success of which is contingent upon many variables outside of our control.  Obtaining, updating, or defending permits, licenses and approvals may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority.

The planned development of the Florence Copper Project has been subject to a number of unsuccessful challenges, and is currently subject to two active claims.

Opponents of the Florence Copper Project have in the past, and may in the future, file legal challenges to the validity of permits, licences and approvals sought and/or obtained by the Company in relation to the Florence Copper Project, the defence of which can be a complex, time-consuming and costly process and there can be no assurance that such challenges will successfully be defeated, with success being contingent upon many variables outside of the Company's control. There are currently two claims relating to the Company's proposed development of the Florence Copper Project:

Town of Florence v. Florence Copper Inc. The Town of Florence challenged the ability of Florence Copper Inc. ("FCI") to operate the ISCR on its property using its power of eminent domain. Eminent domain refers to the power of the government to take private property and convert it into public use. The Fifth Amendment of the U.S. Constitution provides that the government may only exercise this power for certain purposes and it must provide just compensation to the property owners. The total size of the Florence Project area is 1,182 acres. In addition, 160 additional acres are classified as State Trust Land. State Trust Lands are public lands granted to the state (Arizona) by the United States to be held or sold generally by the state for the benefit of public schools in Arizona. Consequently the Town's use of eminent domain was not applicable to the 160 acres of State Trust Land on which the PTF is located is outside of the Town's jurisdiction. In addition to the claim of eminent domain, a declaratory judgment was sought against a 2003 Development Agreement between the Town and FCI's predecessor-in-interest, which authorized the property owner to undertake copper mining on the property as a legal nonconforming use within the Town. The Town has asserted that the use of the land as a mine is not in compliance with the relevant zoning on the property. In January 2019, the trial court ruled in FCI's favour on the grounds that its operations were in accordance with the Development Agreement. This ruling is currently the subject of appeal by the Town. Whilst the Company is confident that the Town's appeal will be unsuccessful, if the appellate court reverses the lower court's ruling and denies FCI's right to legally mine on its private property, mining can only occur on the state trust land parcel where the PTF is located. In this scenario, Florence Copper could appeal the decision to the state supreme court but there is no certainty that the court would agree to hear the case. If the appellate court upholds FCI's right to mine on its private property, the Town could exercise its power of eminent domain to take the property from Florence Copper. However, under Arizona's Constitution, the Town must pay Florence Copper the fair market value of the condemned property. The value of this property as a copper mine significantly exceeds the Town's annual budget, thus it is unlikely that the Town could take the property through an eminent domain action.

Town of Florence, et al. v. ADEQ, Florence Copper-Intervenor The Town and SWVP-GTIS MR, LLC ("SWVP") unsuccessfully challenged ADEQ's grant of a Temporary Aquifer Protection Permit ("TAPP") to FCI and have now filed an appeal to the Arizona Court of Appeals. The TAPP is a key operating permit that applies to the public and privately-held lands that make up the Florence Copper Project. Briefing on the appeal is complete. A ruling is expected within the next 12 months. Under Arizona law, judicial deference is given to appeals of state agency actions. The court reviews the evidence in the light most favorable to upholding the agency's decision and will not substitute its judgment for that of the agency regarding factual questions and agency expertise. The challenge of the TAPP involves two technical issues only and no new facts or evidence has been introduced by the appellants. Consequently the Company has been advised that it is unlikely that the appellate court will overturn ADEQ's decision to award the TAPP because to do so, the court must conclude that the agency's action is contrary to law, not supported by substantial evidence, is arbitrary and capricious, or is an abuse of discretion. If the appellate court reverses the trial court's ruling, which upheld the TAPP, the PTF can continue to operate unless an injunction is issued by the court requiring Florence Copper to cease operations. In this scenario, in order to continue development of the Florence Copper Project, the Company would be required to submit another permit application to ADEQ that addresses the issue of concern to the appellate court. For both of the active cases described above the Company has been advised that the appellate courts are unlikely to overturn the existing judgments. However, both judgments are the subject of appeal, with rulings expected in the next 12 to 24 months and there can be no assurance that the Company's planned development of the Florence Copper Project will not be adversely affected by these claims, including further challenges to the Florence Copper Project. If such appeals are successful the Company's planned development of the Florence Copper Project could be delayed or restricted, or may not occur, which would have a material adverse effect on the Company's business, financial condition and prospects.

Risks associated with the development of the Florence Copper Project.

The development and commencement of commercial production at the Florence Copper Project is key to the Company's future strategy. The Florence Copper Project, given its unique geological conditions, will deploy an in-situ wellfield recovery method that, while in use in other resource extraction sectors (most notably in uranium), will be one of the first of its kind to extract copper at commercial levels relying solely on this method. This in-situ mining method of the Florence Copper Project presents additional development ramp-up risks and complexity compared to a traditional underground or open pit operation which could result in delays, interruptions, lower recoveries than forecasted and/or increased costs to the development of the Project. Demonstration of feasibility of the PTF is a key element of any decision to move towards full commercial development at the Florence Copper Project. However, there is no assurance that the PTF will establish that the in-situ extraction of copper at the Florence Copper Project can be completed as currently contemplated in the feasibility study for the Florence Copper Project. Specifically, there is no assurance that the PTF will establish that the recoveries of leach copper solution, known as sweep efficiencies, will be as expected. In addition, the results of the PTF operations may indicate that changes to mining operations at the Florence Copper Project may be required, which may result in delays and/or higher than anticipated construction and operating costs for commercial development of the Florence Copper Project. Development of the Florence Copper Project could also be delayed, experience interruptions, incur increased operating and capital costs or be unable to complete due to a number of factors, including but not limited to:

  delays in receiving the updated permits required for development of the commercial facility;
  litigation which could take several years and significant costs to defend and resolve;
  non-performance by third party consultants and contractors;
  inability to attract, train and retain a sufficient number of qualified workers;
  unforeseen escalation in anticipated costs of development, or delays in construction;
  material decreases in the expected recovery of copper through the in-situ process;
  increases in expected wellfield costs including the number and scale up of wells, as well as drilling, material and labour costs;
  shortages or delays in obtaining critical processing equipment;
  catastrophic natural events such as drought, flooding or storms; or
  the breakdown or failure of equipment or processes.

It is not uncommon for mining developments to experience these factors during their construction, commissioning and production start-up, or indeed for such projects to fail or experience significant delays as a result of one or more of these factors occurring to a material extent.

There can be no assurance that the Company will complete the various stages of development necessary in order to achieve its strategy in the timeframe expected by the Company or at all. Any of these factors may have a material adverse effect on the development of the Florence Copper Project and, consequently the Company's business, results of operations and activities, financial condition and prospects.

Our various development projects, which are still under development, will require substantial additional financing for completion, may not achieve anticipated production capacity, may experience unanticipated costs or may be delayed or not completed at all.

The development of a mining project is a complex and challenging process that may take longer and cost more than initially projected, or may not be completed at all. In addition, anticipated production capacity may never be achieved. We may encounter unforeseen geological conditions or delays in obtaining required construction, environmental or operating permits or mine design adjustments.  Operating delays may cause reduced production and cash flow while certain fixed costs, such as loan payments, may still have to be paid on a predetermined schedule.

Moreover, completion of the development projects is subject to, among other things, the commercial availability of adequate financing.  Even if financing is available, the 2017 Secured Note Indenture contains, and agreements for future financings will likely contain, a number of restrictive covenants that impose significant financial restrictions on us, including on our ability to incur additional debt. These restrictions could significantly limit our ability to obtain adequate financing for the development of the development projects. Without funds available to finance construction and development activities, the development projects may not be completed and the potential benefits of the development projects may never be realized.  There can be no assurance that the development projects will ever materially contribute to our revenues, and capital expenditures for our development projects may materially adversely affect our business and results of operations.

In addition, there can be no assurance that our exploration efforts will result in the discovery of significant mineralization or that any mineralization discovered will result in an increase of our proven mineral reserves or probable mineral reserves. If proven mineral reserves or probable mineral reserves are developed, it may take a number of years and substantial expenditures from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. The combination of these factors may cause us to expend significant resources (financial and otherwise) on a property without receiving a return on investment.

The need for infrastructure could delay or prevent us from developing our development projects.

Completion of the development of our projects is subject to various requirements, including government permitting and the need to establish power, water and transportation facilities. The lack of availability on acceptable terms or the delay in the availability of any one or more of these services could prevent or delay development of our projects. If adequate infrastructure is not available in a timely manner, there can be no assurance that:

• the development of our projects will be commenced or completed on a timely basis, if at all;

• the resulting operations will achieve the anticipated production volume; or

• the construction costs and ongoing operating costs associated with the development of our projects will not be higher than anticipated.

Aboriginal peoples' title claims and rights to consultation and accommodation may impact our ability to expand our existing operations and proceed with our development projects.

Provincial and federal governments in Canada are required by law to consult with aboriginal peoples with respect to the issuance or amendment of project authorizations in Canada and to try to accommodate aboriginal peoples' needs to the extent considered appropriate. There is considerable uncertainty as to the meaning, implications and use of the word "accommodate." In practice, it is extraction industry participants who are often left to engage with affected local aboriginal communities with the goal often being the achievement of an impacts and benefits agreement. Such agreements may provide promises of priority for employment opportunities, the provision of commercial services such as transportation and catering, social, educational and environmental initiatives and cash payments. This consultation and accommodation may affect the timetable and costs of our development projects and may impact the manner in which we proceed with the development of these projects

Shareholder activism.

We have in the past been subject to, and may in the future become the target of, shareholder activist activities.  The effects of shareholder activist activities could have a negative effect on Taseko and its business.  We cannot predict with certainty the outcome of any future shareholder activist activities.

Risks Relating to our Indebtedness

Our high level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

Our total long-term debt was $357.0 million as of December 31, 2019. Our high level of indebtedness could have important consequences to us:

  making it more difficult for us to satisfy our obligations with respect to the 2017 Secured Notes and any other existing or future debt;

  limiting our ability to obtain additional financing to fund Future Development Projects, working capital, capital expenditures, acquisitions or other general corporate purposes;

  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for investments, working capital, capital expenditures, acquisitions and other general corporate purposes;

  increasing our vulnerability to general adverse economic and industry conditions;

  limiting our flexibility in planning for and reacting to changes in the industry in which we operate;

  placing us at a disadvantage compared to other, less leveraged competitors; and

  increasing our cost of borrowing.

In addition, the 2017 Secured Note Indenture contains, and any future debt may contain, restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest.  Our failure to comply with those covenants could result in an event of default, which, if not cured or waived, could result in the acceleration of some or all of our debt.

We and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with our high level of indebtedness.

The terms of the 2017 Secured Note Indenture permit us to incur substantial additional indebtedness in the future, including to finance working capital, capital expenditures, investments or acquisitions and including under any future credit facility, as defined in the 2017 Secured Note Indenture (a "Future Credit Facility") or other "First Lien Debt", as defined in the 2017 Secured Note Indenture ("First Lien Debt").  Although the 2017 Secured Note Indenture will limit our ability and the ability of our restricted subsidiaries to incur additional indebtedness, and to incur liens to secure such indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial.  To the extent that we incur additional indebtedness, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

To service our indebtedness, we will require a significant amount of cash.  Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the 2017
Secured Notes, and to fund planned capital expenditures and other general corporate purposes, among other things, will depend on our ability to generate cash in the future.  This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.  We cannot assure you that our business will generate sufficient cash flow from operations or that future capital will be available to us in an amount sufficient to enable us to make payments on or to refinance our indebtedness, including the 2017 Secured Notes, or to fund our other liquidity needs.  If our cash flows and capital resources are insufficient to allow us to make payments on our indebtedness, we may need to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance all or a portion of our indebtedness, including the 2017 Secured Notes, on or before maturity.  We cannot assure you that we will be able to refinance any of our indebtedness, including the 2017 Secured Notes, on commercially reasonable terms or at all, or that the terms of that indebtedness will allow any of the above alternative measures or that these measures would satisfy our debt service obligations.  If we are unable to generate sufficient cash flow or refinance our debt on favorable terms, it would significantly adversely affect our financial condition, the value of our outstanding debt and our ability to make any required cash payments under our indebtedness.

The terms of existing indebtedness will, and future indebtedness may, restrict our current and future operations, particularly our ability to respond to changes in our business and to take certain actions.

The instruments governing our current indebtedness contain, and agreements governing future indebtedness may contain, a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

  transfer and sell assets;

  pay dividends or distributions on our capital stock, repurchase our capital stock, make payments on subordinated indebtedness and make certain investments;

  incur additional debt;

  create or incur liens on our assets;

  create restrictions on the ability of our restricted subsidiaries to pay dividends, make loans or sell assets to us or any of our restricted subsidiaries;

  merge, amalgamate or consolidate with another company; and

  enter into transactions with affiliates.

The covenants in the 2017 Secured Note Indenture are subject to certain exceptions and qualifications.  In addition, if we enter into a Future Credit Facility in the future, it will likely contain financial covenants, including maintenance covenants that would require us to satisfy such covenants on an ongoing basis.  Our ability to comply with these financial covenants can be affected by events beyond our control.

A breach of the covenants under the 2017 Secured Note Indenture, or under any agreements for future indebtedness, could result in an event of default under the applicable indebtedness.  Such a default may allow the creditors of the defaulted indebtedness to accelerate the related debt and may also result in the acceleration of any other debt which has a cross-acceleration or cross-default provision to the related debt.  Furthermore, if we were unable to repay the amounts due and payable under any secured arrangement, those respective lenders could proceed against the collateral securing such indebtedness, which could include our interest in Gibraltar and Gibraltar's interest in the JVOA.  In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.

As a result of restrictions contained in the 2017 Secured Note Indenture, and that may be contained in any agreements for future indebtedness, we may be limited in how we conduct our business, unable to raise additional debt or equity financing to operate during general economic or business downturns or unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our strategy.

A lowering or withdrawal of the credit ratings assigned to our debt securities by rating agencies may adversely increase our future borrowing costs and reduce our access to capital.

Any credit rating assigned to us could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant.  Any downgrade by a rating agency may result in higher borrowing costs and could decrease earnings.  Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing.

Our 2017 Secured Notes are denominated in U.S. dollars, and we may incur additional debt in the future denominated in U.S. dollars.

The 2017 Secured Notes are, and our future indebtedness may be, denominated in U.S. dollars.  Fluctuations in exchange rates may significantly increase or decrease the amount of debt and interest expense recorded in our financial statements.  We do not currently employ derivative instruments to hedge foreign exchange risk related to our U.S. dollar denominated debt.

We may not have the ability to raise funds necessary to finance any change of control offer required under the 2017 Secured Note Indenture.

If a change of control (as defined in the 2017 Secured Note Indenture) occurs, we will be required to offer to purchase the 2017 Secured Notes at 101% of their principal amount plus accrued and unpaid interest.  Our ability to repurchase 2017 Secured Notes upon such a change of control would be limited by our access to funds at the time of the repurchase and the terms of our other debt agreements.  The source of funds for any purchase of 2017 Secured Notes would be our available cash, cash generated from our subsidiaries' operations or other sources, including sales of assets and issuances of debt or equity.  In addition, any Future Credit Facility or other debt agreement that we may enter into in the future may contain provisions relating to a change of control.  Upon a change of control, we may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under any Future Credit Facility or other debt agreement that we may enter into in the future.  The source of funds for these repayments would be the same sources noted above to repurchase the notes upon a change of control.  However, we cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon a change of control in the future, in which case the lenders under any secured debt instruments would have the right to foreclose on our assets, which would have a material adverse effect on us.  Furthermore, certain events that constitute a change of control could also constitute an event of default under any future indebtedness, and we might not be able to obtain a waiver of such defaults.  In order to avoid the obligations to repurchase the notes upon a change of control, we may have to avoid transactions that would otherwise be beneficial to us.

The 2017 Notes mature in 2022 and will require refinancing.

A substantial portion of the Company's debt matures in 2022 exposing the Company to risks relating to the refinancing of such debt. While the Company currently intends to refinance the 2017 Notes with new bonds, there is no certainty that the Company will be able to refinance the 2017 Notes in their entire amount. Further the Company's ability to obtain debt financing will depend, inter alia, on prevailing financial market conditions at the time and the Company's business performance. Successful refinancing of the bonds is dependent upon a number of factors many of which are outside of the Company's control including the copper price which directly impacts the Company's profitability and debt capacity and capital market factors including prevailing interest rates at the time of refinance. Furthermore, any additional debt financing may involve restrictive covenants, which may limit or affect the Company's operating and financial flexibility. In the event the Company cannot refinance its debt on acceptable terms or at all, this could adversely affect its ability to carry out its operations.

Risks Related to Future Offerings

There is no existing trading market for the Warrants, Subscription Receipts, Debt Securities or Units.

There is no existing trading market for the Warrants, Subscription Receipts, Debt Securities or Units.  As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that a purchaser will be able to sell any of those Securities at a particular time (if at all).  We may not list the Warrants, Subscription Receipts, Debt Securities or Units on any Canadian or U.S. securities exchange.

Multiple listings on the TSX, NYSE American and LSE may lead to an inefficient market in the Company's shares.

Multiple listing of the Common Shares will result in differences in liquidity, settlement and clearing systems, trading currencies, prices and transaction costs between the exchanges where the Common Shares will be quoted. These and other factors may hinder the transferability of the Common Shares between the three exchanges.

The Common Shares are quoted on TSX, NYSE American, and the LSE. Consequently, the trading in and liquidity of the Common Shares will be split between these three exchanges. The price of the Common Shares may fluctuate and may at any time be different on the TSX, the NYSE American and the LSE. This could adversely affect the trading of the Common Shares on these exchanges and increase their price volatility and/or adversely affect the price and liquidity of the Common Shares on these exchanges. The Common Shares are quoted and traded in Canadian Dollars on the TSX, in US Dollars on the NYSE American, and in pounds sterling on the LSE. The market price of the Common Shares on those exchanges may also differ due to exchange rate fluctuations.

Future Sales May Affect the Market Price of the Company Shares.

In order to finance future operations, we may determine to raise funds through the issuance of additional Common Shares or the issuance of debt instruments or other securities convertible into Common Shares.  We cannot predict the size of future issuances of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares or the dilutive effect, if any, that future issuances and sales of our securities will have on the market price of our Common Shares.  These sales may have an adverse impact on the market price of our Common Shares.

Our management will have substantial discretion concerning the use of proceeds.

Our management will have substantial discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the proceeds thereof.  As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement.  Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable.  The results and effectiveness of the application of the net proceeds are uncertain.

There is no assurance that we will pay dividends in the future.

We have not paid any dividends on our Common Shares to date.  Payment of any future dividends, if any, will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition, and current and anticipated cash needs.  Accordingly, there is no assurance that we will pay any future dividends on our Common Shares

There is currently no market through which the Securities, other than the Common Shares, may be sold.

There is currently no market through which the Securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, any Warrants, Subscription Receipts and Units will not be listed on any securities or stock exchange or any automated dealer quotation system.  As a consequence, purchasers may not be able to resell the Securities, other than the Common Shares, purchased under this Prospectus.  This may affect the pricing of our Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.  There can be no assurance that an active trading market for our Securities will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

Risks Related to the Company being a Canadian Company

The Company is a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

We are organized and exist under the laws of British Columbia, Canada and, accordingly, are governed by the BCBCA.  The BCBCA differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders' suits, indemnification of directors and inspection of corporation records.

The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such is exempt from certain provisions applicable to United States domestic public companies.

Because we are a "foreign private issuer" under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

  the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

  the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 40-F with the United States Securities and Exchange Commission within three months of the end of each fiscal year.  We do not intend to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements.  For so long as we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers.  As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a "U.S. person" (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this Prospectus will be passed upon for us by McMillan LLP, Vancouver, B.C.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares of the Company is Computershare Investor Services Inc. at its principal office in Vancouver, British Columbia and Toronto, Ontario.

INTEREST OF EXPERTS

The following are the names of each person or company who has prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company:

  McMillan LLP, with respect to certain legal matters related to this Prospectus;

  KPMG LLP, Chartered Professional Accountants, as the external auditor of the Company who reported on the Company's audited financial statements for the years ended December 31, 2019 and 2018, as filed on SEDAR and incorporated into this Prospectus by reference;

  Richard Weymark, P. Eng, MBA, Qualified Person for the Company, as defined by NI 43-101, with respect to the following technical reports referred to in our 2019 AIF and in this Prospectus:

    "Technical Report on the Mineral Reserve Update at the Yellowhead Copper Project, British Columbia, Canada" dated January 16, 2020;

    "Technical Report on the Mineral Reserve Update at the Gibraltar Mine" dated November 6, 2019; and

  Dan Johnson, P.E., Qualified Person for the Company, as defined by NI 43-101, with respect to the respect to the following technical report referred to in our 2019 AIF and in this Prospectus:

    "NI 43-101 Technical Report - Florence Copper Project" originally dated February 28, 2017 with and effective date of January 16, 2017, and amended and restated December 4, 2017;

With respect to each of the aforementioned firms or persons other than KPMG LLP, to our knowledge, each of such firms or persons holds less than 1% of the outstanding securities of the Company or of any associate or affiliate of the Company when they prepared the reports referred to above or following the preparation of such reports.  None of such firms or persons received any direct or indirect interest in any securities of the Company or of any associate or affiliate of the Company in connection with the preparation of such reports.  Based on information provided by the relevant persons and with the exception of Richard Weymark who is an employee of the Company, none of the such firms or persons, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

KPMG LLP are the auditors of the Company and have confirmed with respect to the Company, that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Company under all relevant US professional and regulatory standards.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

The Company is a corporation existing under the Business Corporations Act (British Columbia).  All but one of our directors, all of our officers, and all of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a majority of our assets, are located outside the United States.  We have appointed an agent for service of process in the United States, but it may be difficult for holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States.  It may also be difficult for holders of the Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

We have been advised by our Canadian legal counsel, McMillan LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes.  We have also been advised by McMillan LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed our subsidiary Florence Copper Inc. as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of the Securities under the Prospectus.

CONTRACTUAL RIGHTS OF RESCISSION

In addition to statutory rights of withdrawal and rescission, original purchasers of warrants (if offered separately from other Securities) and Subscription Receipts will have a contractual right of rescission against the Company in respect of the exercise of such warrant or subscription receipt, as the case may be.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the warrant or subscription receipt (or units comprised partly thereof), as the case may be, the amount paid upon exercise upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the warrant or subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant or subscription receipt under this prospectus.  This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Taseko Mines Limited, Gibraltar Mines Ltd., Curis Resources Ltd., Curis Holdings (Canada) Ltd. and Taseko Holdings Ltd.

Taseko Mines Limited, Gibraltar Mines Ltd., Curis Resources Ltd., Curis Holdings (Canada) Ltd. and Taseko Holdings Ltd. (each a "BC Registrant") are subject to the provisions of the Business Corporations Act (British Columbia) (the "BCBCA").

Under Section 160 of the BCBCA, an individual who:

  is or was a director or officer of the BC Registrant,

  is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the BC Registrant, or (ii) at the request of the BC Registrant, or at the request of the BC Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), may be indemnified by the BC Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an "eligible penalty") in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the BC Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding ("eligible proceeding") to which the eligible party is or may be liable.  Section 160 of the BCBCA also permits the BC Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the BCBCA, the BC Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, the BC Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the BC Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, the BC Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the BC Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the BC Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the BC Registrant or the associated corporation, as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the BC Registrant or by or on behalf of an associated corporation, the BC Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA in respect of the proceeding.

Under Section 164 of the BCBCA, the Supreme Court of British Columbia may, on application of the BC Registrant or an eligible party, order the BC Registrant to indemnify the eligible party or to pay the eligible party's expenses, despite Sections 160 to 163 of the BCBCA.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses.  As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the BCBCA.

Under the articles of each BC Registrant, subject to the provisions of the BCBCA, each BC Registrant must indemnify a director or former director of the BC Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the BC Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the BC Registrant on the terms of the indemnity contained in the BC Registrant's articles. The failure of a director or officer of the BC Registrant to comply with the BCBCA or the articles of the BC Registrant does not invalidate any indemnity to which such person is entitled under the BC Registrant's articles.

Under the articles of each BC Registrant, each BC Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer or person who holds or held an equivalent position.

Underwriters, dealers or agents who participate in a distribution of securities registered hereunder may be entitled under agreements to be entered into with each BC Registrant to indemnification by each BC Registrant against certain liabilities, including liabilities under the U.S. Securities Act, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Aley Corporation

 Aley Corporation is organized pursuant to the provisions of the Canada Business Corporations Act, as amended (the "CBCA").  Section 124 of the CBCA provides as follows:

1.  Indemnification.  A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

2.  Advance of costs.  A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

3. Limitation.  A corporation may not indemnify an individual under subsection (1) unless the individual:

(a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

4. Indemnification in derivative actions.  A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

5. Right to Indemnity.  Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)       fulfils the conditions set out in subsection (3).

6. Insurance.  A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

(a)       in the individual's capacity as a director or officer of the corporation; or

(b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

7. Application to court.  A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

8. Notice to Director.  An applicant under subsection (7) shall give the Director appointed under the CBCA notice of the application and the Director appointed under the CBCA is entitled to appear and be heard in person or by counsel.

9. Other notice.  On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

 Aley Corporation maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers except where the liability relates to the person's failure to act honestly and in good faith and with a view to the best interests of the BC Registrant. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

Florence Copper

The officers and directors of Florence Copper Inc. ("Florence Copper") are indemnified as provided by the Nevada Revised Statutes ("NRS"), its articles of incorporation and its bylaws. The following provides a summary of the indemnification provisions relating to the officers and directors of Florence Copper as set forth in the NRS, its articles of incorporation and its bylaws:

Nevada Revised Statutes

Section 78.5702 of the NRS provides as follows:

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation

The articles of incorporation of Florence Copper do not limit the automatic director immunity from liability under the NRS.

The articles of incorporation of Florence Copper further provide that, to the fullest extent permitted by NRS 78, a director or officer of the company will not be personally liable to the company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

  acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

  the payment of distributions in violation of NRS 78.300, as amended.

The articles of incorporation of Florence Copper further provide that:

  it will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he or she is or was a director of the company or is or was serving as a director, officer, employee or agent of another entity at the request of the company or any predecessor of the company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding; and

  it will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the company, in advance of the final disposition of such proceeding; provided that the company has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Indemnification for Liabilities under the U.S. Securities Act

Insofar as indemnification for liabilities arising under the U.S. Securities Act, may be permitted to directors, officers or persons controlling each Registrant pursuant to the foregoing provisions, each Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Annual Information Form dated March 30, 2020 for the fiscal year ended December 31, 2019 (incorporated by reference to Exhibit 99.5 of the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2019 filed on March 31, 2020)

4.2

Consolidated financial statements of the Company for the fiscal years ended December 31, 2019 and 2018 comprised of the consolidated balance sheets as at December 31, 2019 and 2018 and the consolidated statements of comprehensive income (loss), cash flows and changes in equity for the years then ended, and the notes thereto and the reports of the Company's independent registered public accounting firm thereon and on the effectiveness of the Company's internal control over financial reporting as of December 31, 2019(incorporated by reference to Exhibit 99.6 of the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2019 filed on March 31, 2020)

4.3

Management's discussion and analysis for the year ended December 31, 2019 (incorporated by reference to Exhibit 99.7 of the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2019 filed on March 31, 2020)

4.4

Condensed consolidated interim financial statements of the Company for the three months ended March 31, 2020 and 2019 (incorporated by reference to Exhibit 99.1 of the Company's Form 6-K filed on April 29, 2020)

4.5	Management's discussion and analysis for the three month period ended March 31, 2020 (incorporated by reference to Exhibit 99.2 of the Company's Form 6-K filed on April 29, 2020)

5.1	Consent of KPMG LLP(1)

5.2	Consent of Richard Weymark, P.Eng. MBA(1)

5.3	Consent of Dan Johnson, P.E.(1)

6.1	Powers of Attorney(2)

7.1	Form of Trust Indenture(1)

(1) Filed as an exhibit to this registration statement on Form F-10.

(2) Included on the signature pages hereto.

III-1

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.   Undertaking.

Each Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.   Consent to Service of Process.

Concurrently with the filing of this Registration Statement, the Registrants have filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the Registrants' agent for service of process shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on this 29th day of April, 2020.

TASEKO MINES LIMITED

By: /s/ Russell E. Hallbauer
 _________________________________
 Name:  Russell E. Hallbauer

 Title:    Chief Executive Officer

GIBRALTAR MINES LTD.

By: /s/ Russell E. Hallbauer
 _________________________________
 Name:  Russell E. Hallbauer

 Title:    Chief Executive Officer

ALEY CORPORATION

By: /s/ Russell E. Hallbauer
 _________________________________
 Name:  Russell E. Hallbauer

 Title:    Chief Executive Officer

CURIS RESOURCES LTD.

By: /s/ Russell E. Hallbauer
 _________________________________
 Name:  Russell E. Hallbauer

 Title:    Chief Executive Officer

CURIS HOLDINGS (CANADA) LTD.

By: /s/ Russell E. Hallbauer
 __________________________________
 Name:  Russell E. Hallbauer

 Title:    Chief Executive Officer

TASEKO HOLDINGS LTD.

By: /s/ Russell E. Hallbauer
 __________________________________
 Name:  Russell E. Hallbauer

 Title:    Chief Executive Officer

III-3

FLORENCE COPPER INC.

By: /s/ Russell E. Hallbauer
 __________________________________
 Name:  Russell E. Hallbauer

 Title:    Chief Executive Officer

III-4

SIGNATURES AND POWERS OF ATTORNEY WITH RESPECT TO
TASEKO MINES LIMITED

Each person whose signature appears below hereby constitutes and appoints Russell E. Hallbauer and Bryce Hamming, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place, stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 29th day of April, 2020.

Signature	Title

/s/ Russell E. Hallbauer	Chief Executive Officer and Director
Russell E. Hallbauer	(Principal Executive Officer)

/s/ Bryce Hamming	Chief Financial Officer
Bryce Hamming	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald W. Thiessen
Ronald W. Thiessen	Director and Chairman

/s/ Anu Dhir
Anu Dhir	Director

/s/ Alexander G. Morrison
Alexander G. Morrison	Director

/s/ Robert A. Dickinson
Robert A. Dickinson	Director

/s/ Richard A. Mundie
Richard A. Mundie	Director

/s/ Kenneth Pickering
Kenneth Pickering	Director

III-5

SIGNATURES AND POWER OF ATTORNEY WITH RESPECT TO

GIBRALTAR MINES LTD.

Each person whose signature appears below hereby constitutes and appoints Russell E. Hallbauer and Bryce Hamming, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place, stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 29th day of April, 2020.

Signature	Title

/s/ Russell E. Hallbauer	Chief Executive Officer and Director
Russell E. Hallbauer	(Principal Executive Officer)

/s/ Bryce Hamming	Chief Financial Officer
Bryce Hamming	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald W. Thiessen
Ronald W. Thiessen	Director

/s/ Robert A. Dickinson
Robert A. Dickinson	Director

III-6

SIGNATURES AND POWER OF ATTORNEY WITH RESPECT TO

ALEY CORPORATION

Each person whose signature appears below hereby constitutes and appoints Russell E. Hallbauer and Trevor Thomas, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place, stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 29th day of April, 2020.

Signature	Title

/s/ Russell E. Hallbauer	Chief Executive Officer and Director
Russell E. Hallbauer	(Principal Executive Officer)

/s/ Trevor Thomas
Trevor Thomas	Director

III-7

SIGNATURES AND POWER OF ATTORNEY WITH RESPECT TO

CURIS RESOURCES LTD.

Each person whose signature appears below hereby constitutes and appoints Russell E. Hallbauer and Bryce Hamming and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place, stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 29th day of April, 2020.

Signature	Title

/s/ Russell E. Hallbauer	Chief Executive Officer and Director
Russell E. Hallbauer	(Principal Executive Officer)

/s/ Bryce Hamming	Chief Financial Officer
Bryce Hamming	(Principal Financial Officer and Principal Accounting Officer)

/s/ John McManus
John McManus	Director

III-8

SIGNATURES AND POWER OF ATTORNEY WITH RESPECT TO

CURIS HOLDINGS (CANADA) LTD.

Each person whose signature appears below hereby constitutes and appoints Russell E. Hallbauer and Bryce Hamming, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place, stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 29th day of April, 2020.

Signature	Title

/s/ Russell E. Hallbauer	Chief Executive Officer and Director
Russell E. Hallbauer	(Principal Executive Officer)

/s/ Bryce Hamming	Chief Financial Officer
Bryce Hamming	(Principal Financial Officer and Principal Accounting Officer)

/s/ John McManus
John McManus	Director

III-9

SIGNATURES AND POWER OF ATTORNEY WITH RESPECT TO

TASEKO HOLDINGS LTD.

Each person whose signature appears below hereby constitutes and appoints Russell E. Hallbauer and Bryce Hamming and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place, stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 29th day of April, 2020.

Signature	Title

/s/ Russell E. Hallbauer	Chief Executive Officer and Director
Russell E. Hallbauer	(Principal Executive Officer)

/s/ Stuart McDonald	Chief Financial Officer and Director
Stuart McDonald	(Principal Financial Officer and Principal Accounting Officer)

/s/ John McManus
John McManus	Director

III-10

SIGNATURES AND POWER OF ATTORNEY WITH RESPECT TO

FLORENCE COPPER INC.

Each person whose signature appears below hereby constitutes and appoints Russell E. Hallbauer and Bryce Hamming, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place, stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 29th day of April, 2020.

Signature	Title

/s/ Russell E. Hallbauer	Chief Executive Officer and Director
Russell E. Hallbauer	(Principal Executive Officer)

/s/ Bryce Hamming	Treasurer
Bryce Hamming	(Principal Financial Officer and Principal Accounting Officer)

/s/ John McManus
John McManus	Director

III-11

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrants in the United States, on this 29th day of April, 2020.

Florence Copper Inc.

By:
 /s/ Bryce Hamming

Name: Bryce Hamming
Title: Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Annual Information Form dated March 30, 2020 for the fiscal year ended December 31, 2019 (incorporated by reference to Exhibit 99.5 of the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2019 filed on March 31, 2020)

4.2

Consolidated financial statements of the Company for the fiscal years ended December 31, 2019 and 2018 comprised of the consolidated balance sheets as at December 31, 2019 and 2018 and the consolidated statements of comprehensive income (loss), cash flows and changes in equity for the years then ended, and the notes thereto and the reports of the Company's independent registered public accounting firm thereon and on the effectiveness of the Company's internal control over financial reporting as of December 31, 2019 (incorporated by reference to Exhibit 99.6 of the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2019 filed on March 31, 2020)

4.3

Management's discussion and analysis for the year ended December 31, 2019 (incorporated by reference to Exhibit 99.7 of the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2019 filed on March 31, 2020)

4.4

Condensed consolidated interim financial statements of the Company for the three months ended March 31, 2020 and 2019 (incorporated by reference to Exhibit 99.1 of the Company's Form 6-K filed on April 29, 2020)

4.5	Management's discussion and analysis for the three month period ended March 31, 2020 (incorporated by reference to Exhibit 99.2 of the Company's Form 6-K filed on April 29, 2020)

5.1	Consent of KPMG LLP(1)

5.2	Consent of Richard Weymark, P.Eng. MBA(1)

5.3	Consent of Dan Johnson, P.E.(1)

6.1	Powers of Attorney(2)

7.1	Form of Trust Indenture(1)

(1) Filed as an exhibit to this registration statement on Form F-10.

(2) Included on the signature pages hereto.